UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 2, 2017
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On May 2, 2017 Canadian Pacific Railway Limited (the “Company”) announced that the Company has joined K+S Potash Canada (KSPC) in celebrating the grand opening of the Legacy Port mine site. The mine is the first of its kind built in Saskatchewan in more than 40 years, and the rail infrastructure built to serve the mine is the most significant engineering project undertaken by the Company since the mid– 1980s.

A copy of the news release is attached as Exhibit 99.1 to this current report on Form 8- K.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1
News Release dated May 2, 2017, announcing the Company has joined K+S Potash Canada (KSPC) in celebrating the grand opening of the Legacy Port Mine. The mine is the first of its kind built in Saskatchewan in more than 40 years, and the rail infrastructure built to serve the mine is the most significant engineering project undertaken by the Company since the mid-1980s.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2017

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 99.1
News Release dated May 2, 2017, announcing the Company has joined K+S Potash Canada (KSPC) in celebrating the grand opening of the Legacy Port Mine. The mine is the first of its kind built in Saskatchewan in more than 40 years, and the rail infrastructure built to serve the mine is the most significant engineering project undertaken by the Company since the mid-1980s.